Exhibit 10.25

Susquehanna Bancshares, Inc.

Board Compensation

Effective January 1, 2014

Holding Company and Bank Directors*

Director Compensation Category	Effective 1/1/14
Annual Retainer	$30,000
Equity - Restricted Stock	$50,000
All Boards - Meeting Fee	$1,500
All Committees - Meeting Fee	$1,200
Lead Director Annual Retainer	$30,000
Audit Committee Chair Annual Retainer	$12,500
Compensation Committee Chair Annual Retainer	$12,500
Nom. & Corp. Governance Chair Annual Retainer	$7,500
Risk Committee Chair Annual Retainer	$7,500
Telephone Participation Meeting Fee	60% of In-Person Meeting Fee	**

*	Only one fee will be paid for participation in combined holding company and bank board or committee meetings.
**	Includes all telephonic meetings, even if they are single topic.

Subsidiary Board and Committee Fees

Director Compensation Category	Effective 1/1/14
All Boards - Meeting Fee	$1,500
All Committees - Meeting Fee	$1,200
Telephonic Participation Meeting Fee	60% of In-Person Meeting Fee	*

*	Includes all telephonic meetings, even if they are single topic.